Exhibit 10.7b
AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
    This Amendment No. 1 to Employment Agreement (this “Amendment”), effective as of May 9, 2022 (“Effective Date”), is entered into by and between KAR Auction Services, Inc. (“Employer”) and Sriram (“Srisu”) Subrahmanyam (“Employee”).
RECITALS
A.Employer desires for Employee to serve as President, KAR Services Group and Executive Vice President, Operations of Employer, effective as of the Effective Date, and Employee desires to accept such continued employment, on the terms and conditions set forth herein.
B.This Amendment amends the Employment Agreement dated March 9, 2020 (the “Agreement”) pursuant to Paragraph 11(d) of the Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement.
AMENDMENT
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration (including, but not limited to, the continued employment of Employee by Employer), the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.    Paragraph 2 of the Agreement is hereby amended and restated in its entirety as follows:
Title and Duties. During the Employment Period, Employee shall serve as President, KAR Services Group and Executive Vice President, Operations of Employer and shall perform the duties and responsibilities inherent in such position and any other duties consistent with such position as may be reasonably assigned to Employee from time to time by Employer’s Chief Executive Officer or the Board of Directors of Employer (“Board”). Employee shall perform the duties of this position in a diligent and competent manner and on a full-time basis during the Employment Period.
    2.    The first sentence of Paragraph 3(a) of the Agreement is hereby amended and restated in its entirety as follows:
Base Salary. During the Employment Period, Employee shall be paid an annual base salary of $468,000 (“Base Salary”), less withholdings and deductions required by law or requested by Employee.

    3.    The first sentence of Paragraph 3(g) of the Agreement is hereby amended and restated in its entirety as follows:
Automobile Allowance. During the Employment Period, Employer shall pay Employee an annual automobile allowance of at least Eighteen Thousand Dollars ($18,000).
    4.    For purposes of Paragraph 11(a), Employer shall be addressed as set forth below:
To Employer:        KAR Auction Services, Inc.
                    11299 North Illinois Street
                    Carmel, IN 46032
                    Attention: Chuck Coleman
                    Email: chuck.coleman@karglobal.com

    5.    Employee agrees that the changes made in this Amendment, including the change to his position outlined in Paragraph 1 of this Amendment, do not constitute “Good Reason” for termination of the Agreement by Employee as that term is defined in Paragraph 4(c) of the Agreement.
6.    Except as otherwise expressly provided herein, all of the terms and provisions of the Agreement shall remain in full force and effect and this Amendment shall not amend or modify any other rights, powers, duties, or obligations of any party to the Agreement.
7.    This Amendment and the Agreement contain the entire agreement between the parties hereto with respect to the matters contained herein and supersedes and replaces any prior agreement between the parties with respect to the matters set forth in this Amendment.
8.    This Amendment may be executed and delivered via facsimile, email or other electronic transmission (in .pdf format or DocuSign) with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures hereto were upon the same instrument.

    IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first set forth above.

“Employer”	“Employee”

KAR AUCTION SERVICES, INC.

By: ______________________________	/s/ Sriram Subrahmanyam
Srisu Subrahmanyam
Printed: ___________________________

Title: _____________________________